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                                                        Exhibit 1.2

                                       Shares
                            ___________

                                Axiom Inc.
                               Common Stock

                   INTERNATIONAL UNDERWRITING AGREEMENT

                                                        July _____, 1997


LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
As Lead Managers of the several
  International Managers named in Schedule 1,
c/o Lehman Brothers International (Europe)
1 Broadgate, 4th Floor
London EC2M 7HA
England

Dear Sirs:

  Axiom Inc., a Delaware corporation (the "Company") and an indirect wholly-owned subsidiary of Security Services plc, a corporation organized under the laws of England and Wales (the "Parent"), proposes to sell__________shares (the "Firm Stock") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to the several International Managers named in Schedule 1 hereto (together, the "International Managers"). In addition, the Company proposes to grant to the International Managers options to purchase up to an additional__________shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "International Stock." This is to confirm the agreement concerning the purchase of the International Stock from the Company by the International Managers.


  It is understood by all parties that the Company and the Parent are concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of ____ shares of the Common Stock (including the over-allotments option thereunder, the "U.S. Stock") through arrangements with certain Underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc. and J.P. Morgan Securities Inc. are acting as representatives (the "Representatives"). Except as used in Sections 2, 3, 4, 10 and 11 herein, and except as the context may otherwise require, references herein to the



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"Stock" shall include all the Common Stock that may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement. The International Managers and the U.S. Underwriters simultaneously are entering into an agreement among the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of the Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of the Stock contemplated by the foregoing, one relating to the U.S. Stock and one relating to the International Stock. The international form of prospectus will be identical to the U.S. prospectus except for certain substitute pages as included in the registration statement and amendments thereto referred to below. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the
international and U.S. versions thereof.   The U.S.
Underwriters and the International Managers are collectively referred to herein as the "Underwriters."


   1.  Representations, Warranties and Agreements of the
Company and the Parent. The Company and the Parent represent, warrant and agree, severally and jointly, that:


      (a) A registration statement on Form S-1 (File No. 333-25439), including all amendments thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and of the amendments thereto have been delivered by the Company to you as the lead managers (the "Lead Managers") of the U.S. Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended, at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the
                                2


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registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Neither the Commission nor the securities authority of any jurisdiction has issued any order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Stock, nor has any of such authorities instituted or threatened to institute any proceeding with respect to such an order.


      (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment or supplement thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers or the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

      (c) The Company and its subsidiary have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations, properties, assets, liabilities, future prospects or business of the Company and its subsidiary, taken as a whole (herein, a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.
 The Company has complied in all respects with the applicable


                                3

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requirements under Delaware law for changing its corporate name.
To date, the Company's sole subsidiary has not conducted any material business operations and is not a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

      (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and except as otherwise set forth in the Prospectus, are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims and there are no preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any Common Stock pursuant to the Company's articles of incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound.


      (e) The shares of Stock to be issued and sold by the Company to the International Managers hereunder and under the U.S. Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and under the U.S. Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and the Stock will conform to the description thereof contained in the Prospectus; and the issuance of the Stock is not subject to preemptive or other similar rights that have not been waived.


      (f) Upon payment for and delivery of the Common Stock pursuant to this Agreement, the International Managers, or other persons in whose names Common Stock is registered, will acquire good and valid title to such Common Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights and other claims arising through the Company.


      (g) The Company and the Parent have all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and the Parent.

      (h) The execution, delivery and performance of this Agreement by the Company and the Parent and the consummation of the transactions contemplated hereby, including but not limited to (i) the Company's corporate name change from Securicor Communications Inc. to Axiom Inc., (ii) the disposition of certain divisions and assets of the CompanyAxiom Inc, and (iii) the merger of Securicor Telesciences,

                                4


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Inc. with and into AxiomSecuricor the Company (collectively, the "Reorganization")Communications,Inc., (ii) the disposition of certain divisions and assets of Securicor Communications, Inc. in connection with such merger, and
(iii) the Company's corporate name change, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Parent is a party or by which the Company or the Parent is bound or to which any of the property or assets of the Company or the Parent is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation, by-laws or other organizational documents of the Company or the Parent or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Parent or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the U.S. Stock by the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the Parent and the consummation of the transactions contemplated hereby.


      (i) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or the right (other than rights which have been waived or satisfied) to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

      (j) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants outstanding prior to the commencement of such six-month period.

      (k) Neither the Company nor its subsidiary has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity,

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whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or its subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations, properties, assets, liabilities, future prospects or business of the Company and its subsidiary, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

      (m) Arthur Andersen LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in
Section 8(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

      (n) Neither the Company nor its subsidiary owns any real property. The Company and its subsidiary have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary; and all real and personal property and buildings held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary.

      (o) The Company and its subsidiary carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their properties.

      (p) The Company and its subsidiary own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have not received any notice that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

      (q) There are no legal or governmental proceedings pending to which the Company is a party or, to the Company's knowledge, of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a Material Adverse Effect; and to the Company's and the Parent's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.


      (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and any director, nominee for election as a director, officer, stockholder, customer or supplier of the Company on the other hand, which is required to be described in the Prospectus which is not so described.


      (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company or the Parent, is imminent which might be expected to have a Material Adverse Effect.

      (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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      (v)  The Company and its subsidiary have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or its subsidiary which has had, nor do the Company or the Parent have any knowledge of any tax deficiency which, if determined adversely to the Company, might have, a Material Adverse Effect.

      (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than securities issued pursuant to employee benefit plans, qualified stock or equity option plans or other employee compensation plans, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business,
(iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

      (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

      (y) Neither the Company nor its subsidiary (i) is in violation of its certificate of incorporation or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

      (z) Neither the Company nor its subsidiary, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with

                                8

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or acting on behalf of the Company, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (aa) Neither the Company nor its subsidiary is an "investment company" within the meaning of such term under the Investment
Company Act of 1940 and the rules and regulations of the Commission thereunder.

      (bb) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

   2. Purchase of the International Stock by the International Managers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [____________] shares of the Firm Stock to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that International Manager's name in Schedule l hereto. Each International Manager shall be obligated to purchase from the Company that number of shares of the Firm Stock which represents the same proportion of the number of shares of the Firm Stock to be sold by the Company as the number of shares of the Firm Stock set forth opposite the name of such International Manager in Schedule l represents of the total number of shares of the Firm Stock to be purchased by all of the International Managers pursuant to this Agreement. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine.

       In addition, the Company grants to the International Managers an option to purchase up to [___________] shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in proportion to the number of shares of Firm Stock set opposite the name of such International Managers in Schedule l hereto. The respective purchase obligations of each International Manager with respect to the Option

                                      9

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Stock shall be adjusted by the Lead Managers so that no
International Manager shall be obligated to purchase Option Stock other than in l00 share amounts. The price of both the Firm Stock and any Option Stock shall be $__________ per share.

       The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery
Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and under the U.S. Underwriting Agreement.

   3. Offering of International Stock by the International Managers. Upon authorization by the Lead Managers of the release of the Firm Stock, the several International Managers propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

       It is understood that [__________] shares of the Firm Stock will initially be reserved by the several International Managers and U.S. Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.
to employees and persons having business relationships with the Company who have heretofore delivered to the Lead Managers offers or indications of interest to purchase shares of Firm Stock in form satisfactory to the Lead Managers, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Lead Managers from the Company; provided, that under no circumstances will the Lead Managers or any International Manager be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such offering to employees and persons having business relationships with the Company. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the International Managers to the public upon the terms and conditions set forth in the Prospectus.

       Each International Manager agrees that, except to the extent permitted by the Agreement Between International Managers and U.S. Underwriters, it will not offer or sell any of the Stock inside of the United States and Canada.

   4. Delivery of and Payment for the International Stock. Delivery of and payment for the Firm Stock shall be made at the office of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Lead Managers and the Company. This date and time are sometimes referred to as the First Delivery Date. On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm

                                     10

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Stock to the Lead Managers for the account of each International
Manager against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

       At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised in whole or in part, at any time and from time to time, upon written notice being given to the Company by the Lead Managers. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Lead Managers, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

       Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Lead Managers and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Lead Managers shall request in the aforesaid written notice. For the purpose of

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expediting the checking and packaging of the certificates for the
Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

   5.  Further Agreements of the Company.  The Company agrees:

      (a) To prepare the Prospectus in a form approved by the Lead Managers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Lead Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) To furnish promptly to each of the Lead Managers and to counsel for the International Managers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

      (c) To deliver promptly to the Lead Managers such number of the following documents as the Lead Managers shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto, and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of the Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as

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then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Lead Managers and, upon their request, to file such document and to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Lead Managers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

      (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Lead Managers, be required by the Securities Act or requested by the Commission;

      (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Lead Managers and counsel for the International Managers and obtain the consent of the Lead Managers to the filing;

      (f) As soon as practicable after the Effective Date (but in no event later than 15 months after the Effective Date), to make generally available to the Company's security holders and to deliver to the Lead Managers an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

      (g) For a period of five years following the Effective Date, to furnish to the Lead Managers copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

      (h) Promptly from time to time to take such action as the Lead Managers may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Lead Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;

      (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of Lehman Brothers International (Europe) on behalf of the Lead Managers;

      (j) Prior to the Effective Date, to apply for the inclusion of the Stock for quotation on the Nasdaq National Market and to use its best efforts to effect such quotation, subject only to official notice of issuance, prior to the First Delivery Date;

      (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

      (l) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

   6.  Further Agreement of the Parent.  The Parent agrees:

       For a period of 180 days from the date of the Prospectus, not to, and not to allow or cause Securicor Communications LTD, the Company's direct parent, or the Company to directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock, without the prior written consent of Lehman Brothers International (Europe) on behalf of the Lead Managers.

   7. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the U.S. Underwriting Agreement, the Agreement Between International Managers and International Managers, any Supplemental Agreement Among International Managers, the Agreement Among International Managers, the International Selling Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees including the fees for quotation of the Common Stock on the Nasdaq National Market; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the International Managers); (h) all costs and expenses of the International Managers, including the fees and disbursements of counsel for the International Managers, incident to the offer and sale of Common Stock by the International Managers to employees and persons having business relationships with the Company, as described in Section 3; and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Parent under this Agreement; provided that, except as provided in this Section 7 and in Section 12 the International Managers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the International Managers.

   8. Conditions of International Managers' Obligations. The respective obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Parent contained herein, to the performance by the Company and the Parent of their respective obligations hereunder, and to each of the following additional terms and conditions:

      (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise adequately addressed to the Commission's satisfaction.

      (b) No International Manager or U.S. Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Chadbourne & Parke LLP, counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

       (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the U.S. Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, including but not limited to the Reorganization, shall be reasonably satisfactory in all material respects to counsel for the International Managers, and the Company and the Parent shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Wolf, Block, Schorr & Solis-Cohen shall have furnished to the Lead Managers its written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be expected to have a Material Adverse Effect, has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and has complied in all respects with the applicable requirements under Delaware law for changing its corporate name;

         (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

         (iii) Pursuant to the Company's certificate of incorporation or by-laws there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock, nor is there, to such counsel's knowledge, any agreement or other instrument relating to the foregoing to which the Company is a party or by which the Company may be bound;

         (iv) All real property and buildings held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases, except where the failure to be so held could not be expected to have a Material Adverse Effect with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary;

         (v) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiary is a party or of which any property or assets of the Company or its subsidiary is the subject which, if determined adversely to the Company or its subsidiary, might have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceeding for that purpose is pending or threatened by the Commission;

         (vii)The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

        (viii) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

         (ix) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the U.S.
   Underwriting Agreement and to perform its obligations hereunder and thereunder and this Agreement and the U.S. Underwriting Agreement have each been duly authorized, executed and delivered by the Company;

         (x) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Reorganization, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the International Managers and the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or the Parent and the consummation of the transactions contemplated hereby including but not limited to the Reorganization; and

         (xi) Except as described in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law Statute of the State of Delaware. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that (x) such counsel has acted as counsel to the Company in connection with the Reorganization and the preparation of the Registration Statement, and (y) based on the procedures set forth therein but without independent check or verification, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The foregoing statement may be qualified by a statement to the effect that such counsel does not (i) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or (ii) express any views to the financial statements and schedules and other financial data contained therein.

      (e) Herbert Smith[U.K. Counsel] shall have furnished to the Lead Managers its written opinion, as United Kingdom counsel to the Parent, addressed to the Lead Managers and the International
Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

         (i) The Parent is a company incorporated and existing with limited liability under the laws of England.

        (ii) The searches made at the Company's Registry in London on a recent date revealed no order or resolution for the winding up of the Parent, no notice of appointment of a receiver and no notice of an administration order. Such opinion may state that such searches are not capable of revealing whether or not a petition for an administration order or winding up order has been presented and that notice of an administration or winding up order made or resolution passed or receiver appointed may not be filed at the Companies Registry immediately. Such opinion may further state that a director of the Parent has certified to such counsel to the effect that to such director's knowledge no such event had occurred at a recent date.

        (iii) The Parent has all requisite corporate power to execute and deliver this Agreement and perform its obligations hereunder.

         (iv) The execution and delivery of this Agreement by the Parent and the performance of its obligations hereunder have been duly authorized by appropriate corporate action of the Parent.

          (v) The choice of law and submission to jurisdiction clauses contained in this Agreement would be recognized by the High Court in England such that a final and conclusive money judgment of the courts of New York properly obtained against the Parent pursuant to this Agreement otherwise than through fraud or proceedings opposed to natural justice would be capable of being enforced in England in sterling save where its enforcement would be contrary to public policy.

         (vi) The execution, delivery and performance by the Parent of this Agreement will not violate any provision of (i) any English law or regulation applicable to companies generally or (ii) the Parent's Memorandum or Articles of Association.

        (vii) No authorizations, approvals, consents, licences, exemptions, filings, registrations, notarizations or other requirements of or with United Kingdom governmental, judicial or public bodies or authorities are required in connection with the execution, delivery or performance of this Agreement. Such opinion may further state that the issue of stock by the Company pursuant to this Agreement for full consideration to persons unconnected (directly or indirectly) with the Parent is covered by the Treasury general consent 15th March 1988 pursuant to section 765 of the Income and Corporation Taxes Act 1988.

       (viii) No stamp, registration or similar taxes or charges are payable in England in respect of this Agreement.

         (ix) The Parent is the registered holder of the entire issued share of capital of Securicor Communications Ltd.

     (f)  The Lead Managers shall have received from Chadbourne &
Parke LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery

Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Lead Managers may reasonably require, and the Company and the Parent shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (g) At the time of execution of this Agreement, the Lead Managers shall have received from Arthur Andersen LLP a letter, in form and substance satisfactory to the Lead Managers, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

      (h) With respect to the letter of Arthur Andersen LLP referred to in the preceding paragraph and delivered to the Lead Managers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Lead Managers a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 201 of Regulation S-X of the Commission,
(ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

      (i) The Company and the Parent shall have furnished to the Lead Managers certificates, dated such Delivery Date, of their respective Chairman of the Board, President or a Vice President and their chief financial officers stating that:

          (i) The representations, warranties and agreements of the Company and the Parent in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 8(a) and 8(i) have been fulfilled; and

         (ii) They have carefully examined the Registration
   Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and is not so set forth.

      (j) (i) Neither the Company nor its subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or its subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations, properties, assets, liabilities, future prospects or business of the Company and its subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

      (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
(iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), the effect of which, in any such case described in clause (i), (ii), (iii) or (iv), is to make it, in the judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

      (l) The Nasdaq National Market shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

      (m) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the Closing hereunder on the Delivery Date.

      (n) You shall have been furnished such additional documents and certificates as you or counsel for the International Managers may reasonably request related to this Agreement and the transactions contemplated hereby.

           All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

   9.  Indemnification and Contribution.

      (a) The Company and the Parent, severally and jointly, shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any International Manager in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Parent shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful misconduct), and shall reimburse each International Manager and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Parent shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Parent may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

      (b) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of that International Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company or any such director, officer, employee or controlling person.

      (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers shall have the right to employ counsel to represent jointly the Lead Managers and those other International Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the Company or the Parent under this Section 9 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers and those

International Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Parent. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless, such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the International Stock purchased under this Agreement received by the Company and the Parent, on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the International Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the International Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Parent or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent and the International Managers agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

      (e) The International Managers severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the International Managers set forth on the cover page of, the legends concerning stabilization and passive market making on the inside front cover page of, and, except for the 14th and 15th paragraphs thereunder, the text appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such International Managers furnished in writing to the Company by or on behalf of the International Managers specifically for inclusion in the Registration Statement and the Prospectus.

   10. Defaulting International Managers. If, on either Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule 1 hereto; provided, however, that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or International Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Lead Managers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Lead Managers do not elect to purchase the shares which the defaulting International Manager or International Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company or the Parent, except that the Company and the Parent will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

       Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company and the Parent for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Lead Managers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.


  11. Termination. The obligations of the International Managers hereunder may be terminated by the Lead Managers by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(i) or 8(j), shall have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.

  12. Reimbursement of International Managers' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the International Managers by reason of any failure, refusal or inability on the part of the Company or the Parent to perform any agreement on its part to be performed, or because any other condition of the International Managers' obligations hereunder required to be fulfilled by the Company or the Parent is not fulfilled, the Company and the Parent, severally and jointly, will reimburse the International Managers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the International Managers in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Parent, severally and jointly, shall pay the full amount thereof to the Lead Managers.
If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more International Managers, neither the Company nor the Parent shall be obligated to reimburse any defaulting International Manager on account of those expenses.

  13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers International (Europe), 1 Broadgate, 4th Floor, London EC2M 7HA England, with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

      (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Andrew P. Maunder
(Fax: 609-778-0836); and

      (c) if to the Parent, shall be delivered or sent by mail, telex or facsimile transmission to Security Services plc, [Address],
Attention:  [_____________] (Fax:________________);

provided, however, that any notice to an International Manager pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such International Manager at its address set forth in its acceptance telex to the Lead Managers, which address will be supplied to any other party hereto by the Lead Managers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Parent shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the International Managers by Lehman Brothers Inc. on behalf of the Lead Managers.

  14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company, the Parent and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Parent contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the International Managers contained in
Section 9(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.
 Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

  15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Parent and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

  16.  Definition of the Terms "Business Day" and "Subsidiary".
For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and performed in the State of New York without regard to the conflict of laws provision.

  18. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 1633 Broadway, New York, New York 10019, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

  19. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

  20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

  21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


       If the foregoing correctly sets forth the agreement among the Company, the Parent and the International Managers, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       AXIOM INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



                                       SECURITY SERVICES PLC

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


Accepted:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.

For themselves and as Lead Managers of the several
International Managers named in Schedule 1 hereto

By:  LEHMAN BROTHERS INTERNATIONAL (EUROPE)

     By:
        -------------------------------
        Authorized Representative

                           SCHEDULE 1

International Managers                                        Number of
                                                               Shares


Lehman Brothers International (Europe)............

J.P. Morgan Securities Ltd. ......................

                                                              ----------
      Total.......................................